Exhibit 99.2

December 2013

TABLE OF CONTENTS

COMPANY OVERVIEW

COMPANY INFORMATION	4

FOURTH QUARTER HIGHLIGHTS	6

FINANCIAL HIGHLIGHTS	7

FINANCIAL INFORMATION

FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD)	8

NET OPERATING INCOME AND ADJUSTED EBITDA	9

MARKET CAPITALIZATION AND DEBT SUMMARY	10

FINANCIAL STATISTICS	11

FOURTH QUARTER ACQUISITION ACTIVITY AND TENANT OCCUPANCY	12

PORTFOLIO INFORMATION

PORTFOLIO LEASE EXPIRATIONS AND HISTORICAL OCCUPANCY	13

PORTFOLIO DISTRIBUTION BY STATE	14

PORTFOLIO DIVERSIFICATION BY TYPE	15

TOP 10 HEALTH SYSTEM RELATIONSHIPS	16

CONSOLIDATED AND COMBINED BALANCE SHEETS	17

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS	18

REPORTING DEFINITIONS	19

FORWARD LOOKING STATEMENTS:

Certain statements made this supplemental information package constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements.  Likewise, our pro forma financial statements and our statements regarding anticipated market conditions are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•                  general economic conditions;

•                  adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

•                  our failure to generate sufficient cash flows to service our outstanding indebtedness;

•                  fluctuations in interest rates and increased operating costs;

•                  the availability, terms and deployment of debt and equity capital, including our senior secured revolving credit facility;

•                  our ability to make distributions on our shares of beneficial interest;

•                  general volatility of the market price of our common shares;

•                  our limited operating history;

•                  changes in our business or strategy;

•                  our dependence upon key personnel whose continued service is not guaranteed;

•                  our ability to identify, hire and retain highly qualified personnel in the future;

•                  the degree and nature of our competition;

•                  changes in governmental regulations, tax rates and similar matters;

•                  defaults on or non-renewal of leases by tenants;

•                  decreased rental rates or increased vacancy rates;

•                  difficulties in identifying healthcare properties to acquire and completing acquisitions;

•                  competition for investment opportunities;

•                  our failure to successfully develop, integrate and operate acquired properties and operations;

•                  the impact of our investment in joint ventures;

•                  the financial condition and liquidity of, or disputes with, joint venture and development partners;

•                  our ability to operate as a public company;

•                  changes in GAAP;

•                  lack of or insufficient amounts of insurance;

•                  other factors affecting the real estate industry generally;

•                  our failure to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

•                  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

•                  changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date hereof, except as required by applicable law. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s final prospectus in connection with its follow-on offering filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 6, 2013.

ADDITIONAL INFORMATION

The information in this supplemental information package should be read in conjunction with the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 27, 2014 and other information filed with, or furnished to, the SEC. You can access the Company’s SEC reports and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.docreit.com) under the tab “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

ABOUT PHYSICIANS REALTY TRUST

Physicians Realty Trust (NYSE:DOC) (the “Trust,” the “Company,” “DOC,” “we,” “our” and “us”) is a self-managed healthcare real estate company recently organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems.

We invest in real estate that is integral to providing high quality healthcare services. Our properties typically are on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities.

Our management team has significant public healthcare REIT experience and long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment opportunities to generate attractive risk-adjusted returns to our shareholders.

We are a Maryland real estate investment trust and plan to make an election to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes. We conduct our business through an UPREIT structure in which our properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. We are the sole general partner of the operating partnership and, as of December 31, 2013 own approximately 85.3% of the partnership interests in the operating partnership.

We had no business operations prior to completion of our initial public offering (the “IPO”) on July 24, 2013. Our predecessor, which is not a legal entity, is comprised of the four healthcare real estate funds managed by B.C. Ziegler & Company (“Ziegler”), which are referred to as the Predecessor Ziegler Funds, that owned directly or indirectly interests in entities that owned the initial properties we acquired through the operating partnership on July 24, 2013 in connection with completion of the IPO and related formation transactions.

COMPANY SNAPSHOT

As of December 31, 2013
Gross real estate investments (millions)	$255,967
Total buildings	27
Occupancy	91.1%
Total portfolio gross leasable area	901,343

% of MOB GLA on-campus / affiliated	73%
Average remaining lease term for all buildings (years)	9.34

Cash and cash equivalents (millions)	$56.5
Total debt to total capitalization	13.5%
Weighted average interest rate per annum on portfolio debt	5.29%
Equity market cap	$274,529
Quarterly dividend	0.225
Quarter end stock price	12.74
Dividend yield	7.06%
Shares and units outstanding (1)	25,247,474
Total enterprise value (2)	$317,350

(1)         In conjunction with our IPO, we issued 2,744,000 common units in our operating partnerships pursuant to which we acquired our initial portfolio of 19 medical office buildings and assumed the debt related to such properties. In connection with our purchase of the Crescent City Surgical Centre, we issued 954,877 common units in our operating partnership, valued at $11,534,909, as well as additional cash consideration to the physician sellers.

(2)         Represents value of outstanding shares and units based on the closing stock price on December 31, 2013 plus the amount of outstanding debt at December 31, 2013.

ABOUT PHYSICIANS REALTY TRUST CONTINUED

Board of Trustees

Tommy G. Thompson	William A. Ebinger, M.D.	Richard A. Weiss
Chairman
Albert C. Black	Mark A. Baumgartner	Stanton D. Anderson
Compensation, Nominating and	Finance and Investment	Audit Committee Chair
Governance Committee Chair	Committee Chair

John T. Thomas
Chief Executive Officer, President

Management Team

John T. Thomas	John W. Sweet
Chief Executive Officer, President	Executive Vice President - Chief Investment Officer

John W. Lucey	Mark D. Theine
Senior Vice President — Principal Accounting and Reporting Officer	Senior Vice President — Asset & Investment Management

Location & Contact Information

Corporate Headquarters	Transfer Agent
735 N. Water Street, Suite 1000	Registrar and Transfer Company
Milwaukee, WI 53202	10 Commerce Drive
(414) 978-6494	Cranford, NJ 07010
(908) 497-2300

Corporate & REIT Tax Counsel	Investor Relations
Baker & McKenzie	The Ruth Group
Richard Lipton	Stephanie Carrington
Partner	Senior Vice President
300 E Randolph Street	757 Third Avenue, 22nd Floor
Chicago, IL 60601	New York, NY 10017
(312) 861-8000	(646) 536-7017

FOURTH QUARTER HIGHLIGHTS

Operating

•                  Fourth quarter 2013 total revenue of $6.5 million, up 90.0% year-over-year

•                  Fourth quarter 2013 rental revenue of $5.6 million, a 131.5% year-over-year increase

•                  Generated quarterly funds from operations (Normalized FFO) of $0.14 on a fully diluted basis

•                  Acquired three properties totaling approximately $21.0 million

•                  Purchased the minority interests not already owned by the Company in two joint venture arrangements for approximately $4.1 million, and paid down approximately $4.1 million of debt secured by the two properties

•                  Completed secondary offering raising $103.1 million in net proceeds in December 2013

Fourth Quarter Acquisitions

•                  Pensacola Medical Office Building, Pensacola, FL

•                  Central Ohio Neurosurgical Surgeons Medical Office Building, Columbus, OH

•                  Great Falls Ambulatory Service Center, Great Falls, MT

•                  Purchased the minority interests not already owned in two joint venture arrangements, Valley West & Remington Medical Office Buildings

Company Announcements

•                  November 6, 2013: Announced results for the third quarter ended September 30, 2013

•                  November 18, 2013: Announced that it has entered into an agreement to provide a secured mezzanine loan of approximately $6.9 million to affiliates controlled by MedProperties Holdings, LLC, a leading Dallas-based private investor in healthcare real estate

•                  November 25, 2013: Announced the expansion of its portfolio through two transaction, which involved(1) the execution of a contract to purchase and lease back a medical office building located in Columbus, Ohio, for a purchase price of $10.5 million and (2) the completion of the buy-out of the minority interests in two of the Company’s existing properties, the Remington Medical Commons and Valley West Medical Office Building, resulting in the Company owning 100% of these care facilities

•                  December 6, 2013:  Announced the pricing of its public offering of 8,300,000 common shares of beneficial interest, at a price to the public of $11.50 per share, for a total of approximately $89.4 million of net proceeds

•                  December 11, 2013: Announced the completion of its public offering of 9,545,000 common shares of beneficial interest, including 1,245,000 shares issued pursuant to the exercise of an option to purchase additional shares granted to the underwriters to cover over-allotments, at a price to the public of $11.50 per share

•                  December 30, 2013: Announced that the Company’s Board of Trustees authorized and the Company declared a quarterly cash dividend of $0.225 per common share of beneficial interest for the quarter ending December 31, 2013

•                  January 2, 2014: Announced that it closed its previously announced mezzanine loan of approximately $6.9 million to affiliates controlled by MedProperties Holdings, LLC a leading Dallas-based private investor in healthcare real estate (Global Rehab-Rehabilitation Hospital, Scottsdale, AZ, featured on the cover)

FINANCIAL HIGHLIGHTS
(Unaudited and in thousands, except per share data)	See Glossary for
definition of terms.

	Three Months Ended September 30, 2013 (1)	Three Months Ended December 31, 2013

INCOME ITEMS
Revenues	$3,713	$6,448
NOI	2,583	5,376
Annualized Adjusted EBITDA	5,948	15,644
Normalized FFO	490	2,590
Normalized FAD	617	2,415
Net loss available to Common
Shareholders per common share - diluted	$(0.10)	$(0.04)
Normalized FFO per common share and unit - diluted	$0.03	$0.14
Normalized FAD per common share and unit - diluted	$0.04	$0.14
Fixed Charge Coverage Ratio (EBITDA/Int Exp, net)	1.41x	2.11x

	As of	As of
	September 30, 2013 (1)	December 31, 2013
ASSETS
Gross Real Estate Investments	$234,467	$255,967
Total Assets	220,635	292,860
CAPITALIZATION
Total Debt	$66,525	$42,821
Total Shareholder’s Equity	148,204	240,837
Total Market Capitalization (2)	145,484	274,529
Total Debt / Total Market Capitalization	45.7%	15.6%

(1)          Because our IPO and the formation transactions were completed on July 24, 2013 and prior to completion of the IPO the Trust had no operations, the Trust’s financial condition as of December 31, 2012 reflects the financial condition of the Predecessor, while the financial condition as of September 30, 2013 reflects the financial condition of the Trust.  The results of operations for the three months ended September 30, 2013 reflect the results of operations of the Predecessor Ziegler Funds from July 1, 2013 through July 23, 2013 and of the Trust from July 24, 2013 through September 30, 2013.

(2)          Represents outstanding shares and units of the Trust at quarter end multiplied by the share price at quarter end.

RECONCILIATION OF NON-GAAP MEASURES	See Glossary for
definition of terms.
FUNDS FROM OPERATIONS (FFO),
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO)
AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD)
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30, 2013 (1)	Three Months Ended December 31, 2013
Net loss	$(1,416)	$(638)
Depreciation and amortization expense	1,146	1,984
Loss on the sale of property under development	2	-
FFO	$(268)	$1,346
FFO per share and unit - basic	$(0.02)	$0.10
FFO per share and unit - diluted	$(0.02)	$0.08
Acquisition - related expenses	756	1,182
Net change in fair value of derivative financial instruments	(16)	(40)
Acceleration of deferred financing costs	18	102
Normalized FFO	$490	$2,590
Normalized FFO per share and unit - basic	$0.04	$0.19
Normalized FFO per share and unit - diluted	$0.03	$0.14

Normalized FFO	$490	$2,590
Non-cash share compensation expense	191	242
Straight-line rent adjustments, net	(154)	(612)
Amortization of acquired above market leases, net	12	36
Amortization of lease inducements	23	33
Amortization of deferred financing costs	55	126
Normalized FAD	$617	$2,415
Normalized FAD per share and unit - basic	$0.05	$0.17
Normalized FAD per share and unit - diluted	$0.04	$0.14
Weighted average number of shares and units outstanding:
Basic	11,486,011	13,932,347
Diluted	14,493,850	17,881,224

(1)          Because our IPO and the formation transactions were completed on July 24, 2013 and prior to completion of the IPO the Trust had no operations, the results of operations for the three months ended September 30, 2013 reflect the results of operations of the Predecessor Ziegler Funds from July 1, 2013 through July 23, 2013 and of the Trust from July 24, 2013 through September 30, 2013.

NET OPERATING INCOME AND ADJUSTED EBITDA	See Glossary for
(Unaudited and in thousands)	definition of terms.

Net Operating Income (NOI)

	Three Months Ended September 30, 2013 (1)	Three Months Ended December 31, 2013
Net loss	$(1,416)	$(638)
General and administrative expenses	1,285	1,707
Acquisition related expenses	756	1,182
Depreciation and amortization expense	1,146	1,984
Interest expense and net change in fair value of derivative financial instruments	810	1,141
Loss on sale of property under development	2	-
NOI	$2,583	$5,376

NOI	$2,583	$5,376
Straight-line rent adjustments, net	(154)	(612)
Amortization of acquired above market leases, net	12	36
Amortization of lease inducement	23	33
Cash NOI	$2,464	$4,833

Adjusted EBITDA

	Three Months Ended September 30, 2013	Three Months Ended December 31, 2013
Net Loss	$(1,416)	(638)

Add:
Depreciation and amortization	1,146	1,984
Interest expense	826	1,181
Change in fair value of derivative liability, net	(16)	(40)
EBITDA	540	2,487
Acquisition related expenses	756	1,182
Non-cash share compensation	191	242
Adjusted EBITDA	$1,487	$3,911

Adjusted EBITDA Annualized (2)	$5,948	$15,644

(1)

Because our IPO and the formation transactions were completed on July 24, 2013 and prior to completion of the IPO the Trust had no operations, the results of operations for the three months ended September 30, 2013 reflect the results of operations of the Predecessor Ziegler Funds from July 1, 2013 through July 23, 2013 and of the Trust from July 24, 2013 through September 30, 2013.

(2)

We have been operating as a public REIT for less than a full year and can make no assurances that our actual EBITDA or Adjusted EBITDA in future periods will be consistent with the annualized amount shown above and may differ significantly.

MARKET CAPITALIZATION AND DEBT SUMMARY

(In thousands, except share and per share data)

Market Capitalization

Revolving Credit Facility Debt	$-
Senior Note and Term Loans	42,821
Total Debt	$42,821

Stock price (as of December 31, 2013)	$12.74
Total Common Shares Outstanding	21,548,597
Equity Market Capitalization	$274,529

Total Capitalization (Debt + Equity)	$317,350

Total Debt / Total Capitalization	13.5%
Total Debt / Total Assets	14.6%
Total Debt / Total Enterprise Value	15.1%

Debt Summary

		Balance as of December 31, 2013	Stated Interest Rate:	Interest Rate (1) (2):	Maturity Date:

Revolving Credit Facility	$
Senior Notes and Term Loans:
Canton MOB		6,308	5.94%	5.94%	06/06/17
Firehouse Square		2,828	6.58%	6.58%	09/06/17
Hackley Medical Center		5,513	5.93%	5.93%	01/06/17
MeadowView Professional Center		10,584	5.81%	5.81%	6/06/17
Mid Coast Hospital MOB		8,072	4.82%	4.82%	05/16/16
Remington Medical Commons		4,533	LIBOR + 2.75%	2.93%	09/28/17
Valley West Hospital MOB		4,983	4.83%	4.83%	11/10/20
Total:		$42,821

(1) Weighted average interest rate per annum on portfolio debt: 5.29%

(2) Weighted average interest rate per annum on fixed rate debt: 5.57%

FINANCIAL STATISTICS

(Unaudited and in thousands, except share and per share data)

	December 31, 2013
Weighted Average Shares and Units Outstanding
Weighted average common shares	13,932,347
Weighted average unvested restricted shares	250,000
Weighted average units	3,698,877
Weighted Average Shares and Units - Diluted	17,881,224

Outstanding Common Shares and OP Units at Quarter End	25,247,474

Common Dividend Yield
Annualized dividend rate (1)	$0.90
Price per share (2)	$12.74
Dividend yield	7.06%

Net Debt / Adjusted EBITDA Ratio
Total debt	$42,821
Net debt (less cash)	$(13,657)
Adjusted EBITDA (annualized)*	$15,644
Net Debt / Adjusted EBITDA Ratio	(0.87x	)

Interest Coverage Ratio
Adjusted EBITDA (annualized)*	$15,644
Cash interest expense (annualized)*	$3,812
Interest Coverage Ratio	4.10x

Quarterly Fixed Charge Coverage Ratio
Total interest	$1,181
Secured debt principal amortization	191
Total fixed charges	$1,372
Adjusted EBITDA	$3,911
Adjusted fixed charge coverage ratio	2.85x

Enterprise Value
Equity	$240,837
Total debt	42,821
Total Enterprise Value	$283,658

Leverage
Total debt	$42,821
Total assets	$292,860
Total Debt / Total Assets	14.6%
Total Debt / Total Enterprise Value	15.1%

(1)          Annualized rate based on $0.225 quarterly dividend for the quarter ending December 31, 2013. Actual dividend amounts will be determined by the Trust’s board of trustees based on a variety of factors.

(2)          Closing share price of $12.74 as of December 31, 2013

*      Amounts are annualized and actual amounts may differ significantly from the annualized amount shown.

FOURTH QUARTER ACQUISITION ACTIVITY AND TENANT OCCUPANCY

Acquisition Activity

Property	Property Location	Date Acquired	Percent Leased at Acquisition	Purchase Price	GLA
Pensacola Medical Office Building	Pensacola, FL	10/04/2013	100%	$6,850,000	20,319
Central Ohio Neurosurgical Surgeons Medical Office Building	Columbus, OH	11/27/2013	100%	$10,156,925	38,891
Great Falls Ambulatory Service Center	Great Falls, MT	12/11/2013	100%	$4,000,000	12,636
Joint Venture Minority Interests				$4,100,000
Total				$25,106,925	71,846

Tenant Occupancy

Total Portfolio
Total GLA at beginning of quarter	829,497
Occupied GLA beginning of quarter	749,049
Occupancy percentage beginning of quarter	90.3%

Occupied GLA from leasing
Expirations:
Expiring GLA	(5,007)
Leasing:
Renewal leases in Q4	5,007
New leases commencing in Q4	0
Lease terminations in Q4	0
Total leasing activity	5,007

GLA change from acquisitions/dispositions
Occupied acquisitions square feet added	71,846
Vacant square feet acquired	0
Total acquisitions square feet added	71,846

Occupied disposition square feet	0

Total square feet end of quarter	901,343
Occupied square feet end of quarter	820,895
Occupancy percentage end of quarter	91.1%

PORTFOLIO LEASE EXPIRATIONS AND HISTORICAL OCCUPANCY

as of December 31, 2013

Portfolio Lease Expirations

Expiration	Number of Leases Expiring	Total GLA of Expiring Leases	Percent of Area Represented by Expiring Leases	Annualized Base Rent Under Expiring Leases (1)	Percent of Total Annualized Base Rent of Expiring Leases	Annualized Rent Leased by GLA

2014	10	29,141	3.2%	$650,000	3.1%	22.31
2015	4	12,916	1.4%	162,990	0.8%	12.62
2016	8	43,201	4.8%	871,814	4.1%	20.18
2017	6	50,724	5.6%	1,037,850	4.9%	20.46
2018	12	129,994	14.4%	2,709,373	12.8%	20.84
2019	7	84,157	9.3%	1,754,714	8.3%	20.85
2020	1	5,076	0.6%	91,019	0.4%	17.93
2021	4	18,372	2.0%	407,529	1.9%	22.18
2022	2	10,459	1.2%	200,453	0.9%	19.07
2023	1	52,000	5.8%	1,248,000	5.9%	24.00
Thereafter:	21	383,255	42.5%	11,970,628	56.7%	31.23

MTM	1	1,600	0.2%	9,000	0.1%	5.63
Vacant	22	80,448	8.9%

Total:		901,343	100.0%	$21,113,370	100.0%	$25.72

Historical Occupancy

As of
12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Total Portfolio Occupancy, end of period	91.1%	90.3%	84.6%	82.5%	82.7%

(1)          Calculated by multiplying (a) base rent payments for the month ended December 31, 2013, by (b) 12.

PORTFOLIO DISTRIBUTION BY STATE

as of December 31, 2013

Market	GLA	% of Portfolio
Texas	215,226	23.88%
Georgia	147,553	16.37%
Michigan	92,210	10.23%
Ohio	76,433	8.48%
Illinois	74,912	8.31%
Tennessee	64,200	7.12%
Louisiana	60,000	6.66%
Oklahoma	52,000	5.77%
Maine	44,677	4.96%
Wisconsin	26,377	2.93%
Florida	22,319	2.48%
Arizona	12,800	1.42%
Montana	12,636	1.40%
Total	901,343	100%

PORTFOLIO DIVERSIFICATION BY TYPE

as of  December 31, 2013

Portfolio Diversification by Type

	Number of Buildings	GLA	% of Total GLA	Occupancy	Number of States
Medical office buildings:
Single-tenant	9	237,792	26.4%	87.9%	8
Multi-tenant	15	451,109	50.0	88.6	9
Other facilities that serve healthcare industry:
Hospitals	2	137,000	15.2	100.0	2
Post-Acute	1	75,442	8.4	100.0	1

Total	27	901,343	100.0%

Campus Proximity and Asset Type

Hospital & Post Acute Care Facility

TOP 10 HEALTH SYSTEM RELATIONSHIPS (TENANTS)

as of December 31, 2013

Tenant	Weighted Average Remaining Lease Term	Total Leased GLA	Percent of Leased GLA	Annualized Base Rent	Percent of Annualized Base Rent
East El Paso Medical Center	14.68	77,000	8.54%	3,282,377	15.55%
Crescent City Surgical Centre	14.76	60,000	6.66%	3,000,000	14.21%
LifeCare Hospitals of North Texas	14.01	75,442	8.37%	1,425,000	6.75%
Foundation Surgical Affiliates	9.75	52,000	5.77%	1,248,000	5.91%
Holston Medical Group	6.00	42,220	4.68%	895,498	4.24%
Medical Associates of Georgia(1)	3.41	38,098	4.23%	817,225	3.87%
Central Ohio Neurosurgical Surgeons	14.84	38,891	4.31%	807,475	3.82%
Mid Coast Hospital	4.42	28,203	3.13%	742,129	3.51%
Georgia Bone and Joint	14.56	21,388	2.37%	588,974	2.79%
Aurora Healthcare	6.96	26,377	2.93%	584,112	2.77%

(1)          Effective January 1, 2014, Northside Hospital acquired the Medical Associates of North Georgia practice and entered into a new fifteen year lease, extending through December 31, 2028. The new lease extends the portfolio weighted average remaining lease term from 9.34 to 9.88 years.

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands, except for share and per share data)

		Predecessor
	December 31,	December 31,
	2013 (1)	2012 (1)
ASSETS
Real estate investments:
Income producing property	$192,959	$89,878
Tenant improvements	5,458	5,132
Properties under development	225	675
Land	26,088	15,464
	224,730	111,149
Accumulated depreciation	(20,299)	(16,495)
Total investment properties, net	204,431	94,654
Cash and cash equivalents	56,478	2,614
Tenant receivables, net	837	682
Deferred costs, net	2,105	1,107

Lease intangibles, net	23,108	5,243
Other Assets	5,901	3,292
Total Assets	$292,860	$107,592
LIABILITIES AND EQUITY
Liabilities:
Accounts payable to related parties	$-	$1,530
Accounts payable	836	802
Dividends payable	5,681	-
Accrued expenses and other liabilities	2,288	1,031
Derivative liability	397	643
Debt	42,821	84,489
Total liabilities	52,023	88,495

Shareholders equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 21,548,597 shares issued and outstanding as of December 31, 2013	215	-
Additional paid-in capital	220,750	-
Accumulated deficit	(8,670)	-
Predecessor equity	-	19,068
Total shareholders’ equity and Predecessor equity	212,295	19,068
Non-controlling interests	28,542	29
Total equity	240,837	19,097
Total liabilities and equity	$292,860	$107,592

(1)          The balance sheet information as of December 31, 2012 reflect the Predecessor Ziegler Funds. The balance sheet as of December 31, 2013 reflects the Trust.

CONSOLIDATED STATEMENTS OF OPERATION

(In thousands, except share and per share data)

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (audited)
		Predecessor	(1)	Predecessor
	2013	2012	2013	2012
Revenues:
Rental revenues	$5,613	$2,425	$13,565	$9,821
Operating expense income	835	960	3,234	3,111
Other income	-	8	-	15
Total revenues	6,448	3,393	16,799	12,947
Expenses:
Management fees	-	238	475	951
General and administrative	1,707	70	3,214	362
Operating expenses	1,072	1,298	4,650	4,758
Depreciation and amortization	1,984	1,249	5,107	4,150
Loss on sale of property under development	-	-	2	228
Impairment loss	-	937	-	937
Acquisition expenses	1,182	-	1,938	-

Total expenses	5,945	3,792	15,386	11,386
Operating income/(loss)	503	(399)	1,413	1,561
Interest expense, net	1,181	871	4,295	4,538
Change in fair value of derivative liability, net	(40)	(64)	(246)	(122)
Net loss from continuing operations	(638)	(1,206)	(2,636)	(2,855)
Discontinued operations:
Income/(loss) from operations on discontinued properties	-	-	-	(198)
Gain on sale of discontinued properties	-	-	-	1,519
Net income from discontinued operations	-	-	-	1,321
Net loss	(638)	$(1,206)	(2,636)	$(1,534)
Less: Net loss attributable to noncontrolling interest	137		975
Net loss attributable to common shareholders	$(501)		$(1,661)
Loss per share attributable to controlling interest - basic and diluted:	$(0.04)		$(0.13)
Weighted average number of shares outstanding:
Basic and diluted	13,932,347		12,883,917

(1)   The results of operation for the year ended December 31, 2013 reflect the results of operations of the Predecessor Ziegler Funds through July 23, 2013 and of the Trust from July 24, 2013 through December 31, 2013 and of the Predecessor Ziegler Funds for all prior periods.

GLOSSARY

Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (Adjusted EBITDA): We define Adjusted EBITDA for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, and acquisition-related expenses. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for December 2013 by 12 (but excluding the impact of concessions and straight-line rent).

Earnings Before Interest Taxes, Depreciation, Amortization and Rent (EBITDAR): We define EBITDAR for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses and lease expense. We consider EBITDAR an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our tenants ability to fund their rent obligations.

Funds From Operations (FFO): Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not computed in accordance with generally accepted accounting principles, or GAAP, we believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our initial properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Because real estate values have historically increased or decreased with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. We calculate FFO in accordance with the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts, or NAREIT, which we refer to as the “White Paper.” The White Paper defines FFO as net income (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding gains (or losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the White Paper definition or that interpret the White Paper definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating result, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Gross Leasable Area (GLA): Gross leasable area (in square feet)

Gross Real Estate Investments: Based on acquisition price (and includes lease intangibles).

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Medical Office Building: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings may contain sole and group physician practices and may provide laboratory and other patient services.

Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from DOC’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and gains or loss on the sale of discontinued properties. DOC believes that NOI provides an accurate measure of operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, DOC’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash Net Operating Income (NOI): Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements. DOC believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, DOC believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, DOC’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

GLOSSARY CONTINUED

Normalized Funds Available for Distribution (Normalized FAD): DOC defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above market leases, amortization of deferred financing costs and amortization of lease inducements. DOC believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze DOC’s liquidity, Normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of DOC’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of DOC’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.

Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, DOC uses Normalized FFO, which excludes from FFO acquisition-related expenses, net change in fair value of derivative financial instruments, non-controlling income from operating partnership units included in diluted shares, acceleration of deferred financing costs, and other normalizing items. However, DOC’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of DOC’s financial performance or to cash flow operating activities (computed in accordance with GAAP) as an indicator of DOC’s liquidity, nor its indicative of funds available to fund DOC’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

Occupancy:  Occupancy represents the percentage of total gross leasable area that is leased, including month-to-month leases and leases that are signed but not yet commenced, as of the date reported.

Off-Campus:  A building portfolio that is not located on or adjacent to key hospital based-campuses and is not affiliated with recognized healthcare systems.

On-Campus / Affiliated: On-campus refers to a property that is located on or within a quarter mile to a healthcare system. Affiliated refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system.